UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously reported in our Current Report on Form 8-K filed on July 6, 2012, we acquired all of the issued and outstanding shares of common stock of Meeting Maker – United States, Inc., a Delaware corporation (“Meeting Maker - US”), pursuant to a Stock Purchase Agreement by and among Meeting Maker Holding BV (“Seller”), PeopleCube Holding BV, the parent company of Seller and Meeting Maker – US (“PeopleCube Holding”), and us. We filed a Form 8-K/A on September 17, 2012, as amended on Sepember 24, 2012 (together, the “First Amended 8-K”), to provide the required consolidated financial statements of PeopleCube Holding and pro forma financial information with respect to the acquisition. The sole purpose of this Form 8-K/A is to clarify the reason for providing the consolidated financial statements of PeopleCube Holding and its wholly owned subsidiaries, and not the separate financial statements  of Meeting Maker-US, the acquired entity.

Item 9.01.  Financial Statements and Exhibits.

           The consolidated financial statements  and pro forma financial information included in the First Amended 8-K reflect the operations of PeopleCube Holding during the periods presented therein. The acquired entity, Meeting Maker - US and its subsidiaries conducted substantially all of the operations of PeopleCube Holding, and held substantially all of the assets and liabilities of the consolidated entity during the periods presented.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.
Dated: September 26, 2012
/s/ Patrick Goepel
Patrick Goepel, Chief Executive Officer